                                                                     EXHIBIT 3.3


================================================================================





                               THERMADYNE MFG. LLC
                     (A Delaware Limited Liability Company)



                       LIMITED LIABILITY COMPANY AGREEMENT








                              --------------------



                             Dated as of May 5, 1998


                              --------------------








================================================================================


                 INTERESTS ARE SUBJECT TO TRANSFER RESTRICTIONS.

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----


                                                          ARTICLE 1
                                                        ORGANIZATION

         1.1      Formation of Company..........................................................................  1
         1.2      Name..........................................................................................  1
         1.3      Character of Business.........................................................................  1
         1.4      Registered Office and Agent...................................................................  1
         1.5      Fiscal Year...................................................................................  1

                                                           ARTICLE 2
                                                     CAPITAL CONTRIBUTIONS

         2.1      Capital Contributions to the Company..........................................................  2
         2.2      No Return of Capital Contribution.............................................................  2
         2.3      No Interest...................................................................................  2

                                                            ARTICLE 3
                                                 RIGHTS AND OBLIGATIONS OF MEMBER

         3.1      Management of Company.........................................................................  2
         3.2      Liability of Member...........................................................................  2
         3.3      Other Activities of Member....................................................................  2

                                                             ARTICLE 4
                                                     EXCULPATION AND INDEMNITY
         4.1      Exculpation...................................................................................  2
         4.2      Indemnity.....................................................................................  3
         4.3      Additional Indemnity..........................................................................  4
         4.4      Definition of Proceedings.....................................................................  4
         4.5      No Required Capital Contribution..............................................................  4

                                                              ARTICLE 5
                                                    DISTRIBUTIONS AND ALLOCATIONS
         5.1      Distributions.................................................................................  4
         5.2      Tax Allocations...............................................................................  4

                                                               ARTICLE 6
                                          ADMISSIONS OF NEW MEMBERS, TRANSFER RESTRICTIONS AND
                                                 NATURE OF INTERESTS IN THE COMPANY

         6.1      Admission of New Members......................................................................  4
         6.2      Transfer Restrictions.........................................................................  4
         6.3      Nature of Interests in the Company............................................................  4




                                                         ARTICLE 7
                                              ACCOUNTING PROVISIONS AND REPORTS
         7.1      Books of Account..............................................................................  5
         7.2      Place Kept; Inspection........................................................................  5


                                                          ARTICLE 8
                                                      BOARD OF DIRECTORS

         8.1      Management....................................................................................  5
         8.2      Number; Qualification; Election; Term.........................................................  5
         8.3      Change in Number..............................................................................  6
         8.4      Removal.......................................................................................  6
         8.5      Vacancies.....................................................................................  6
         8.6      Meetings of Directors.........................................................................  6
         8.7      First Meeting.................................................................................  6
         8.8      Election of Officers..........................................................................  6
         8.9      Regular Meetings..............................................................................  6
         8.10     Special Meetings..............................................................................  7
         8.11     Notice........................................................................................  7
         8.12     Quorum; Majority Vote.........................................................................  7
         8.13     Procedure.....................................................................................  7
         8.14     Presumption of Assent.........................................................................  7
         8.15     Compensation..................................................................................  7
         8.16     Action by Written Consent.....................................................................  8
         8.17     Telephone and Similar Meetings................................................................  8

                                                         ARTICLE 9
                                                  OFFICERS AND OTHER AGENTS

         9.1      Number; Titles; Term of Office................................................................  8
         9.2      Removal.......................................................................................  8
         9.3      Vacancies.....................................................................................  8
         9.4      Authority.....................................................................................  9
         9.5      Compensation..................................................................................  9
         9.6      Chairman of the Board.........................................................................  9
         9.7      President.....................................................................................  9
         9.8      Vice Presidents...............................................................................  9
         9.9      Treasurer.....................................................................................  9
         9.10     Assistant Treasurers.......................................................................... 10
         9.11     Secretary..................................................................................... 10
         9.12     Assistant Secretaries......................................................................... 10

                                                          ARTICLE 10
                                                    MEETINGS OF THE MEMBER

         10.1     Place of Meetings............................................................................. 10
         10.2     Annual Meeting................................................................................ 10
         10.3     Special Meetings.............................................................................. 10
         10.4     Notice and Waiver Thereof..................................................................... 11



         10.5     Adjournment................................................................................... 11
         10.6     Proxies....................................................................................... 11
         10.7     Conduct of Meeting............................................................................ 11
         10.8     Action by Written Consent..................................................................... 12
         10.9     Telephone and Similar Meetings................................................................ 12

                                                        ARTICLE 11
                                                AMENDMENTS AND WAIVERS

         11.1     With Member Consent........................................................................... 12
         11.2     Without Member Consent........................................................................ 12
         11.3     Certain Other Amendments...................................................................... 12

                                                        ARTICLE 12
                                               DISSOLUTION AND TERMINATION

         12.1     Dissolution................................................................................... 13
         12.2     Accounting on Dissolution..................................................................... 13
         12.3     Termination................................................................................... 13
         12.4     No Negative Capital Account Obligation........................................................ 14
         12.5     No Other Cause of Dissolution................................................................. 14
         12.6     Merger........................................................................................ 14

                                                         ARTICLE 13
                                                        MISCELLANEOUS

         13.1     Waiver of Partition........................................................................... 14
         13.2     Entire Agreement.............................................................................. 14
         13.3     Severability.................................................................................. 14
         13.4     Notices....................................................................................... 14
         13.5     Governing Laws................................................................................ 15
         13.6     Successors and Assigns........................................................................ 15
         13.7     Counterparts.................................................................................. 15
         13.8     Headings...................................................................................... 15
         13.9     Other Terms................................................................................... 15
         13.10    Power of Attorney............................................................................. 15

                               THERMADYNE MFG. LLC
                       LIMITED LIABILITY COMPANY AGREEMENT


         This Limited Liability Company Agreement (the "Agreement") of Thermadyne Mfg. LLC, a Delaware limited liability company (the "Company"), is made effective as of May 5, 1998 (the "Effective Date") by Thermadyne Holdings Corporation, a Delaware corporation, as the sole member of the Company (the "Member").


                                    ARTICLE 1
                                  ORGANIZATION

         SECTION 1.1 FORMATION OF COMPANY. The Member has formed a limited liability company pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq., as amended from time to time, the "Act"), by the filing of a certificate of formation of the limited liability company with the office of the Secretary of State of Delaware (the "Certificate of Formation").

         SECTION 1.2 NAME. The name of the Company is Thermadyne Mfg. LLC. The Board of Directors (as defined in Section 8.1) may change the name of the Company from time to time. In any such event, the Company shall promptly file in the office of the Secretary of State of Delaware an amendment to the Certificate of Formation reflecting such change of name.

         SECTION 1.3 CHARACTER OF BUSINESS. The purpose of the Company shall be
(i) to acquire, hold, sell, manage, operate, encumber, or otherwise act with respect to the subsidiaries of the Member and (ii) to engage in such other business as may be conducted by a limited liability company organized under the laws of the State of Delaware.

         SECTION 1.4 REGISTERED OFFICE AND AGENT. The name and address of the Company's initial registered agent are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the address of the Company's initial principal place of business shall be 101 South Hanley Road, St. Louis, Missouri 63105. The Board of Directors may change such registered agent, registered office, or principal place of business from time to time. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be determined by the Board of Directors.

         SECTION 1.5 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

                                    ARTICLE 2
                              CAPITAL CONTRIBUTIONS

         SECTION 2.1 CAPITAL CONTRIBUTIONS TO THE COMPANY. The Member shall contribute capital to the Company in the amount set forth opposite its name on
Schedule I to this Agreement. The Member shall not be obligated to make any additional capital contributions to the Company.

         SECTION 2.2 NO RETURN OF CAPITAL CONTRIBUTION. The Member is not entitled to a withdrawal or return of its capital contribution. Instead, the Member shall look solely to distributions from the Company for such purpose.

         SECTION 2.3 NO INTEREST. The Member shall not be entitled to interest on its capital contribution, and any interest actually received by reason of investment of any part of the Company's funds shall be included in the Company's property.


                                    ARTICLE 3
                        RIGHTS AND OBLIGATIONS OF MEMBER

         SECTION 3.1 MANAGEMENT OF COMPANY. The management, control, and direction of the Company and its operations, business, and affairs shall be in accordance with the provisions of Articles 8 and 9 hereof.

         SECTION 3.2 LIABILITY OF MEMBER. The Member shall not be personally liable for the debts and obligations of the Company, whether arising in tort, contract or otherwise, except to the extent expressly required by applicable law; provided, however, that all such debts and obligations shall be paid or discharged first with the property of the Company (including insurance proceeds) before the Member shall be obligated to pay or discharge any such debt or obligation with its personal assets.

         SECTION 3.3 OTHER ACTIVITIES OF MEMBER. Neither this Agreement nor any principle of law or equity shall preclude or limit, in any respect, the right of the Member or any affiliate thereof to engage in or derive profit or compensation from any activities or investments.


                                    ARTICLE 4
                            EXCULPATION AND INDEMNITY

         SECTION 4.1 EXCULPATION. Neither the Member nor any officer, director, employee, agent, stockholder, member, or partner of the Member or any of its affiliates, shall be liable, responsible, or accountable in damages or otherwise to the Company by reason of, or arising from, the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Company, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the willful misconduct of the person claiming exculpation.

         SECTION 4.2 INDEMNITY. The Company shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was an officer or director of the Company or (ii) while serving as an officer or director of the Company, is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL") with respect to a corporation organized under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any officer or director who is elected and accepts the position of director or officer of the Company or elects to continue to serve as an officer or director of the Company while this Article 4 is in effect. Any repeal or amendment of this Article 4 shall be prospective only and shall not limit the rights of any such officer or director or the obligations of the Company with respect to any claim arising from or related to the services of such officer or director in any of the foregoing capacities prior to any such repeal or amendment to this Article 4. Such right shall include the right to be paid by the Company expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL with respect to a corporation organized under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL with respect to a corporation organized under the DGCL, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or the Member) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including its Board of Directors or any committee thereof, independent legal counsel, or the Member) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, resolution of stockholders or directors, agreement, or otherwise.

         SECTION 4.3 ADDITIONAL INDEMNITY. The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

         SECTION 4.4 DEFINITION OF PROCEEDINGS. As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         SECTION 4.5 NO REQUIRED CAPITAL CONTRIBUTION. The Member shall not be required to contribute capital in respect of any indemnification claim under this Article 4 unless otherwise provided in any other written agreement to which the Member is a party.


                                    ARTICLE 5
                          DISTRIBUTIONS AND ALLOCATIONS

         SECTION 5.1 DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Directors. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

         SECTION 5.2 TAX ALLOCATIONS. For United States federal and state income tax purposes, the Company shall be treated as a division of the Member and shall not be treated as a separate entity from the Member. The Company shall not make an election to be taxed as a corporation pursuant to Treasury Regulation section 301.7701-3(c).

                                    ARTICLE 6
              ADMISSIONS OF NEW MEMBERS, TRANSFER RESTRICTIONS AND
                       NATURE OF INTERESTS IN THE COMPANY

         SECTION 6.1 ADMISSION OF NEW MEMBERS. After the Effective Date, new members may be admitted to the Company only with the written consent of, and upon such terms and conditions as are approved by, the Member.

         SECTION 6.2 TRANSFER RESTRICTIONS. No transfer of all or any portion of the Member's interest in the Company shall be permitted.

         SECTION 6.3 NATURE OF INTERESTS IN THE COMPANY. The Member's interest in the Company is a security subject to the provisions of Section 8-106 of the Uniform Commercial Code as in effect in the State of Delaware from time to time. Such interest shall be evidenced by a membership certificate substantially in the form of Exhibit A hereto.

                                    ARTICLE 7
                        ACCOUNTING PROVISIONS AND REPORTS

         SECTION 7.1 BOOKS OF ACCOUNT. The Member shall keep or cause to be kept complete and appropriate records and books of account in which shall be entered all such transactions and other matters relative to the Company's operations, business, and affairs as are usually entered into records and books of account that are maintained by persons engaged in business of like character or are required by the Act. Except as otherwise expressly provided herein, such books and records shall be maintained in accordance with the basis utilized in preparing the Member's United States federal income tax returns, which returns, if allowed by applicable law, may in the discretion of the Member be prepared on either a cash basis or accrual basis.

         SECTION 7.2 PLACE KEPT; INSPECTION. The books and records shall be maintained at the principal place of business of the Company, and all such books and records shall be available for inspection and copying at the reasonable request, and at the expense, of the Member during the ordinary business hours of the Company.


                                    ARTICLE 8
                               BOARD OF DIRECTORS

         SECTION 8.1 MANAGEMENT. The business and property of the Company shall be managed by the board of directors (the "Board of Directors"), who shall act as "Managers" pursuant to the Act. Subject to any restrictions imposed by law or this Agreement, the Board of Directors may exercise all the powers of a "Manager" under the Act. Any action by the Board of Directors shall be deemed to be an action by the Managers of the Company for the purposes of the Act or otherwise.

         SECTION 8.2 NUMBER; QUALIFICATION; ELECTION; TERM. The number of directors which shall constitute the entire Board of Directors shall be not less than one. The initial Board of Directors shall consist of the number of directors elected by the Member at an organizational meeting or by written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors or by resolution of the Member. Except as otherwise required by law or this Agreement, the directors shall be elected at an annual meeting of the Members. Directors shall be elected by the Member. Each director so chosen shall hold office until the first annual meeting of the Member held after his or her election and until his or her successor is elected and qualified or, if earlier, until his or her death, resignation, or removal from office. None of the directors need be the Member or a resident of the State of Delaware. Each director must have attained the age of majority.

         SECTION 8.3 CHANGE IN NUMBER. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

         SECTION 8.4 REMOVAL. Except as otherwise provided in the Certificate of Formation or this Agreement, at any meeting of the Member called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the Member.

         SECTION 8.5 VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of the Member held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, the Member may elect directors of the Company to fill such vacancies or newly-created directorships. Except as otherwise provided in this Agreement, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Agreement with respect to the filling of other vacancies.

         SECTION 8.6 MEETINGS OF DIRECTORS. The directors may hold their meetings and may have an office and keep the books of the Company, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

         SECTION 8.7 FIRST MEETING. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the Member, and no notice of such meeting shall be necessary.

         SECTION 8.8 ELECTION OF OFFICERS. At the first meeting of the Board of Directors after each annual meeting of the Member at which a quorum shall be present, the Board of Directors shall elect the officers of the Company. The initial officers of the Company are as set forth on Schedule II attached hereto and incorporated herein.

         SECTION 8.9 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         SECTION 8.10 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or any director.

         SECTION 8.11 NOTICE. The Secretary shall give notice of each special meeting to each director at least twenty-four (24) hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 8.12 QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in this Agreement shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Formation or this Agreement, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors.

         SECTION 8.13 PROCEDURE. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the Board of Directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Company shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Company.

         SECTION 8.14 PRESUMPTION OF ASSENT. A director of the Company who is present at the meeting of the Board of Directors at which action on any company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 8.15 COMPENSATION. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof;

provided, that nothing contained herein shall be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.

         SECTION 8.16 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any regular or special meeting of the Board of Directors may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by a majority of the Directors. Every written consent shall bear the date of signature of each director. A telegram, telex, cablegram or similar transmission by a director, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a director, shall be regarded as signed by the director for purposes of this Section 8.16.

         SECTION 8.17 TELEPHONE AND SIMILAR MEETINGS. The Board of Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE 9
                            OFFICERS AND OTHER AGENTS

         SECTION 9.1 NUMBER; TITLES; TERM OF OFFICE. The officers of the Company shall be a President and a Secretary and such other officers as the Board of Directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), an Assistant Secretary, a Treasurer, and an Assistant Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two (2) or more offices may be held by the same person. None of the officers need be a Member or a director of the Company or a resident of the State of Delaware.

         SECTION 9.2 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 9.3 VACANCIES. Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

         SECTION 9.4 AUTHORITY. Officers shall have such authority and perform such duties in the management of the Company as are provided in this Agreement or as may be determined by resolution of the Board of Directors not inconsistent with this Agreement.

         SECTION 9.5 COMPENSATION. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

         SECTION 9.6 CHAIRMAN OF THE BOARD. The Chairman of the Board, if elected by the Board of Directors, shall have such powers and duties as may be prescribed by the Board of Directors. Such officer shall preside at all meetings of the Member and of the Board of Directors.

         SECTION 9.7 PRESIDENT. The President shall be the chief executive officer of the Company and, subject to the Board of Directors, he shall have general executive charge, management, and control of the properties and operations of the Company in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Company and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

         SECTION 9.8 VICE PRESIDENTS. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President, and (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Company and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         SECTION 9.9 TREASURER. The Treasurer shall have custody of the Company's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the President.

         SECTION 9.10 ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         SECTION 9.11 SECRETARY. Except as otherwise provided in this Agreement, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the Members in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board or the President, in the name of the Company, all contracts of the Company. He may sign with the Chairman of the Board or the President all certificates representing Membership Interests of the Company, and he shall have charge of the certificate books, transfer books, and other papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Company during business hours; it being agreed, however, that no certificate evidencing Membership Interests need be issued. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, and the President.

         SECTION 9.12 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.


                                   ARTICLE 10
                             MEETINGS OF THE MEMBER

         SECTION 10.1 PLACE OF MEETINGS. All meetings of the Member shall be held at the principal place of business of the Company as provided in Section
1.4 or at such other place within or without the State of Delaware as shall be specified or fixed in the notice or waiver of notice calling the meeting.

         SECTION 10.2 ANNUAL MEETING. An annual meeting of the Member, for the transaction of all business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Member shall fix and set forth in the notice of the meeting.

         SECTION 10.3 SPECIAL MEETINGS. Special meetings of the Member for any proper purpose or purposes may be called at any time by resolution of the Board of Directors or by the Member. The Member may call a meeting by delivering to the Board of Directors a written request stating that the Member wishes to call a meeting and indicating the specific purpose for which the meeting is to be held. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

         SECTION 10.4 NOTICE AND WAIVER THEREOF. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, by or at the direction of the Board of Directors, to the Member in accordance with Section 13.4. Attendance of the Member at a meeting shall constitute a waiver of notice of the meeting except where the Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of a meeting may also be waived in writing. Attendance at the special meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the special meeting but not so included, if the objection is expressly made at the meeting.

         SECTION 10.5 ADJOURNMENT. Notwithstanding the other provisions of the Certificate of Formation or this Agreement, the Chairman of the Board or the Member shall have the power to adjourn such meeting from time to time, without any notice other than announcement of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Member, such time and place shall be determined by the Member. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 10.6 PROXIES. The Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section 10.6. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         SECTION 10.7 CONDUCT OF MEETING. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Member, including, without limitation, the determination of persons entitled to vote, the satisfaction of the requirements of this Article 10, the conduct of voting, the validity and effectiveness of any proxy, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Chairman of the Board shall preside at, and the secretary shall prepare minutes of, each meeting of the Member, and in the absence of either such officer, his duties shall be performed by the President or, in his absence, some person or persons selected by the Board of Directors.

         SECTION 10.8 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of the Member may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be signed by the Member. Every written consent shall bear the date of signature of the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by the Member, shall be regarded as signed by the Member for purposes of this Section 10.8. If any action by the Member is taken by written consent, any certificate or documents filed with the Secretary of State of Delaware, if any, as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of the Member, that written consent has been given in accordance with the provisions of this Agreement.

         SECTION 10.9 TELEPHONE AND SIMILAR MEETINGS. The Member may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE 11
                             AMENDMENTS AND WAIVERS

         SECTION 11.1 WITH MEMBER CONSENT. Except as expressly provided in
Section 11.2 or 11.3 of this Agreement, this Agreement may be modified or amended, or any provision hereof waived, only with the written consent of the Member.

         SECTION 11.2 WITHOUT MEMBER CONSENT. The Board of Directors may, whether with or without the consent or vote of the Member, amend or waive any provision of this Agreement which merely (i) corrects an error or clarifies an ambiguity in this Agreement or (ii) does not adversely affect the Member in any material respect. The Board of Directors may, but shall not be required to, amend Schedule I to this Agreement to reflect any additional capital contributions.

         SECTION 11.3 CERTAIN OTHER AMENDMENTS. No amendment to or waiver of any provision of this Agreement shall be effective against the Member without the consent or vote of the Member if such amendment or waiver would (i) cause the Company to fail to be treated as a limited liability company under the Act or cause the Member to become liable to third parties as the Member of the Company,
(ii) change Section 2.1 of this Agreement to increase the Member's obligations to contribute to the capital of the Company, or (iii) change Article 4 of this Agreement to affect adversely the Member's rights to exculpation or indemnification.

                                   ARTICLE 12
                           DISSOLUTION AND TERMINATION

         SECTION 12.1 DISSOLUTION.

                  (a) The Company shall be dissolved upon the first to occur of the following events:

                      (i) the election of the Member to dissolve the Company; or

                      (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  (b) The "Bankruptcy" (as defined in Sections 18-101(1) of the
         Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         SECTION 12.2 ACCOUNTING ON DISSOLUTION. Following the dissolution of the Company pursuant to Section 12.1 of this Agreement, the books of the Company shall be closed, and a proper accounting of the Company's assets, liabilities, and operations shall be made by the Member, all as of the most recent practicable date. The Member shall be appointed to serve as the liquidator of the Company. The expenses incurred by the liquidator in connection with the dissolution, liquidation, and termination of the Company shall be borne by the Company.

         SECTION 12.3 TERMINATION. As expeditiously as practicable, but in no event later than one (1) year (except as may be necessary to realize upon any material amount of property that may be illiquid), after the dissolution of the Company pursuant to Section 12.1 of this Agreement, the liquidator shall cause the Company to pay the current liabilities of the Company and (i) establish a reserve fund (which may be in the form of cash or other property, as the liquidator shall determine) for any and all other liabilities, including contingent liabilities, of the Company in a reasonable amount determined by the liquidator to be appropriate for such purposes or (ii) otherwise make adequate provision for such other liabilities. To the extent that cash required for the foregoing purposes is not otherwise available, the liquidator may sell property, if any, of the Company for cash. Thereafter, all remaining cash or other property, if any, of the Company shall be distributed to the Member in accordance with the provisions of Section 5.1 of this Agreement. At the time final distributions are made in accordance with Section 5.1 of this Agreement, a certificate of cancellation shall be filed in accordance with the Act, and the legal existence of the Company shall terminate, but if at any time thereafter any reserved cash or property is released because in the judgment of the liquidator the need for such reserve has ended, then such cash or property shall be distributed in accordance with Section 5.1 of this Agreement.

         SECTION 12.4 NO NEGATIVE CAPITAL ACCOUNT OBLIGATION. Notwithstanding any other provision of this Agreement, in the event the Member has a negative capital account upon final distribution of all cash and other property of the Company, the Member shall not be required to restore such negative account to zero.

         SECTION 12.5 NO OTHER CAUSE OF DISSOLUTION. The Company shall not be dissolved, or its legal existence terminated, for any reason whatsoever except as expressly provided in this Article 12.

         SECTION 12.6 MERGER. The Company may, with the written consent or vote of the Member, adopt a plan of merger and engage in any merger permitted by applicable law.


                                   ARTICLE 13
                                  MISCELLANEOUS

         SECTION 13.1 WAIVER OF PARTITION. The Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.

         SECTION 13.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Member and the Company with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

         SECTION 13.3 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         SECTION 13.4 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier, hand delivered, mailed (first class registered mail or certified mail, postage prepaid), or sent by telex or telecopy if to the Member, at the addresses or telex or facsimile numbers set forth on Schedule I hereto, and if to the Company, at the address of its principal place of business at 101 South Hanley Road, St. Louis, Missouri 63105 (fax 314/746-2327), or to such other address as the Company or the Member shall have last designated by notice to the Company and all other parties hereto in accordance with this Section 13.4. Notices sent by hand delivery shall be deemed to have been given when received; notices mailed in accordance with the foregoing shall be deemed to have been given three days following the date so mailed; notices sent by telex or telecopy shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day following the date so sent.

         SECTION 13.5 GOVERNING LAWS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

         SECTION 13.6 SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Member and its successors and permitted assigns.

         SECTION 13.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

         SECTION 13.8 HEADINGS. The section and article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

         SECTION 13.9 OTHER TERMS. All references to "Articles" and "Sections" contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "or" shall mean "and/or"; (ii) "day" shall mean a calendar day; (iii) "including" or "include" shall mean "including without limitation"; and (iv) "law" or "laws" shall mean statutes, regulations, rules, judicial orders, and other legal pronouncements having the effect of law.

         SECTION 13.10 POWER OF ATTORNEY. By execution of this Agreement, the Member hereby makes, constitutes, and appoints the Board of Directors, with full power of substitution and re-substitution in the Board of Directors (in its sole discretion), the Member's true and lawful attorney-in-fact ("Attorney") for and in the Member's name, place, and stead and for his use and benefit, to prepare, execute, certify, acknowledge, swear to, file, deliver, or record any or all of the following:

                  (a) the Certificate of Formation or any other agreement, certificate, report, consent, instrument, filing, or writing made by or relating to the Company that the Attorney deems necessary, desirable, or appropriate for any lawful purpose, including (i) organizing the Company under the Act, (ii) admitting the Member with respect to the Company, (iii) pursuing or effecting any rights or remedies available under this Agreement or otherwise, (iv) qualifying the Company to do business in any jurisdiction, and (v) complying with any law, agreement, or obligation applicable to the Company;

                  (b) any agreement, certificate, report, consent, instrument, filing, or writing made by or relating to the Company that the Attorney deems necessary, desirable, or appropriate to effectuate the business purposes of, or the dissolution, termination, or liquidation of, the Company pursuant to applicable law or the respective terms of this Agreement; and

                  (c) any amendment to or modification or restatement of this Agreement, the Certificate of Formation, or any other agreement, certificate, report, consent, instrument, filing, or writing of any type described in subsection (a) or (b) of this Section 13.10, provided that any amendment of or modification to this Agreement shall first have been adopted in accordance with Article 13 of this Agreement.





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement effective as of the Effective Date.


                                  THERMADYNE HOLDINGS CORPORATION



                                  By: /s/ STEPHANIE N. JOSEPHSON
                                     -------------------------------------------
                                         Stephanie N. Josephson, Vice President,
                                         General Counsel and Corporate Secretary

                                   SCHEDULE I



                                                   INITIAL CAPITAL
     MEMBER AND ADDRESS                             CONTRIBUTION


Thermadyne Holdings Corporation                      $ 1,000.00
101 South Hanley Road
St. Louis, Missouri  63105
Fax:  314/746-2327

                                   SCHEDULE II



    OFFICER                                              OFFICE

Randall E. Curran                            Chairman of the Board, President
                                               and Chief Executive Officer

James H. Tate                                   Senior Vice President and
                                                 Chief Financial Officer

Stephanie N. Josephson                           Vice President, General
                                             Counsel and Corporate Secretary

Thomas C. Drury                              Vice President, Human Resources

Robert D. Maddox                               Vice President and Corporate
                                                        Controller